COPY

3910 General De Gaulle Drive
New Orleans, LA 70114
Phone (504) 361-5550
Fax (504) 361-5540

Planet Beach Franchising Corporation

Federal Tax ID # 72-1343492

Hibernia Bank

Routing # 065000090

Account # 672160235



SECURED PROMISSORY NOTE

$150,000

Dated: January 11, 2000

FOR VALUE RECEIVED, Plant Beach Franchising Corporation, a Louisiana corporation, ("Maker"), hereby promises to pay to the order of ETS, Inc., an Indiana corporation, or its successors and assigns ("Holder"), at the address specified in Section 10 herein, or at such other place as Holder may direct, the principal amount of One Hundred Fifty Thousand Dollars ($150,000).

1. Principal Payments and Final Maturity. Maker shall pay to Holder the principal amount of this Promissory Note (the "Note") on July 11, 2002.

2. Interest. The Note will bear interest at an annual rate equal to the Prime Rate (defined below) plus three and a half percent (3½%). Interest will be payable monthly on the first business day of each month, starting in March, 2000. For purposes of this Note, the "Prime Rate" shall be the rate reported in the Money Rates section of the Wall Street Journal or any rate announced in replacement or reported in lieu thereof as in effect on the first business day of each month in which this Note is outstanding. Notwithstanding the foregoing, so long as a Default (as defined hereinafter) has occurred and remains uncured, interest shall accrue on the outstanding principal amount of this Note at the rate of two percent (2%) per annum in the excess of the then rate of interest. Accrued interest hereunder shall be due and payable on the occurrence of a Payment Event.

3. Prepayment. Maker may prepay all or any portion of the unpaid balance of the principal hereof, without premium or penalty, at any time and from time to time.

4. Method of Payment. The unpaid balance of the principal shall be paid by Maker in lawful currency of the United States of America to Holder at the address of Holder specified in Section 10 of this Note or at such other place as Holder shall direct.

5. Security. As security for the obligations of Maker represented by this Note, Maker has granted to Holder a security interest in all of the assets of Maker as set forth in a certain Security Agreement of even date herewith by and between the Holder and Maker ("Collateral").

6. Events of Default. Each of the following constitutes an "Event of Default" hereunder:

(i) If principal of this Note is not paid within ten (10) business days after the due date thereof; or

(ii) If the Maker becomes insolvent or generally fails to pay, or admits in writing the Maker's inability to pay, debts as they become due; or the Maker applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian for the Maker or any property or assets of the Maker, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver

or other custodian is appointed for the Maker or for a substantial part of the property or assets of the Maker and is not discharged within ninety (90) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of the Maker and if such case or proceeding is not commenced by the Maker it is consented to or acquiesced in by the Maker or if such case or proceeding is not vacated, stayed or dismissed within ninety (90) days of such commencement; or

(iii) If Maker defaults under the Salon Financing Agreement as defined below.

7. Remedies Upon an Event of Default. If an Event of Default occurs and is continuing, then this Note shall, at the option of the Holder, become immediately due and payable, without presentment, demand, notice or protest of any kind, all of which are expressly waived by the undersigned. Immediately upon the occurrence of an Event of Default, interest shall accrue on the unpaid principal balance hereof at a rate equal to the rate then in effect, plus two percent (2%). Upon the occurrence of any such Event of Default, and at any time thereafter, the Holder shall have the rights and remedies of a secured party under the Uniform Commercial Code of Indiana, including without limitation thereto, the right to sell or otherwise dispose of any or all of the Collateral. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the said Holder will send the undersigned reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition is to be made. The requirement of sending reasonable notice shall be met if such notice is mailed, postage prepaid, to the undersigned at the last address for the undersigned shown on the said Holder's records at least five (5) days before the time of the sale or disposition.

8. [Intentionally omitted]

9. Assignability. This Note and the rights and obligations of Maker hereunder shall not be assignable or transferable without the express written consent of Holder.

10. Notices. All notices, requests, demands and other communications under this Note shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the date of receipt by the party to whom notice is to be given if transmitted to such party by telefax, provided a copy is mailed as set forth below on date of transmission, or on the third day after mailing if mailed to the party to whom notice is to be given by registered or certified mail, return receipt requested, postage prepaid, to the following addresses:

If to the Maker, to the Maker's Representative at the following address:

Planet Beach Franchising Corporation
3910 General DeGaulle Drive
New Orleans, LA 70114
Fax: (504) 361-5540

If to the Holder:

ETS, Inc.
6270 Corporate Drive
Indianapolis, IN 46278
Attn: Bill Pipp
Fax: (317) 329-4615

Copy to:

Steven K. Humke, Esq.
Ice Miller Donadio & Ryan
One American Square
Box 82001
Indianapolis, IN 46282-0002
Fax: (317) 236-5817

11. Miscellaneous.

(a) This Note shall in all respects be governed by and construed in accordance with the laws of the State of Indiana without regard to conflicts of law principles.

(b) The undersigned hereby irrevocably consents to the exclusive jurisdiction and venue of the courts of the State of Indiana and the United States District Court for the Southern District of Indiana with respect to any and all actions related to this Note or the enforcement of this Note and hereby irrevocably waives any and all objections thereto.

(c) Maker hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, including attorneys' fees and legal expenses for bankruptcy proceedings.

(d) Maker hereby agrees that all the affirmative covenants contained in the Salon Financing Agreement shall be incorporated herein.

(e) Holder shall not (by act, delay, omission or otherwise) be deemed to have waived any of its rights or remedies hereunder, or any provision hereof, unless such waiver is in writing signed by Holder, and any such waiver shall be effective only to the extent specifically set forth therein; and a waiver by Holder of any right or remedy under this Note on any one occasion shall not be construed as a bar to or waiver of any such right or remedy which Holder would otherwise have had on any future occasion.

(f) Wherever possible, each provision of this Note which has been prohibited by

or held invalid under applicable law shall be ineffective to the extent of such prohibition or invalidity, but such prohibition or invalidity shall not invalidate the remainder of such provision or the remaining provisions of this Note.

(g) Wherever in this Note reference is made to Maker or Holder, such reference shall be deemed to include, as applicable, a reference to their respective successors, legatees, heirs, executors, administrators and legal representatives, as applicable, in any case as permitted by this Note. The provisions of this Note shall be binding upon and shall inure to the benefit of such successors, legatees, heirs, executors, administrators and legal representatives, as applicable.

(h) All makers, endorsers, sureties, guarantors and other accommodating parties hereby waive presentment for payment, protest and notice of nonpayment and consent, without affecting their liability hereunder, to any and all extensions, renewals, substitutions and alterations of any of the terms of this Note and to the release of or failure by the Holder to exercise any rights against any party liable for or any property securing payment thereof.

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IN WITNESS WHEREOF, Maker has executed, acknowledged, sealed and delivered this Note as of the day and year first above written.

Planet Beach Franchising Corporation

By: ______________________
STEPHEN P. SMITH
PRESIDENT

576606.1

SALON FINANCING AGREEMENT

THIS SALON FINANCING AGREEMENT (the "Agreement") is entered into this 11 day of January, 2000, by and between ETS, Inc., an Indiana corporation located at 6270 Corporate Drive, Indianapolis, Indiana 46278 ("ETS") and Planet Beach Franchising Corporation, a Louisiana corporation located at 3910 General DeGaulle Drive, New Orleans, Louisiana 70114 ("Planet Beach").

Section 1. Authorization of Note. Planet Beach will borrow $150,000, to be represented by a Secured Promissory Note due thirty (30) months from the date of this Agreement, (the "Note") on the terms and conditions set forth in this Agreement. A form of the Note is attached hereto as Exhibit A. The Note will bear interest at an annual rate equal to the Prime Rate (defined below) plus three and a half percent (3½%). Interest will be payable monthly on the first business day of each month, starting in March, 2000. For purposes of this Note, the "Prime Rate" shall be the rate reported in the Money Rates section of the Wall Street Journal or any rate announced in replacement or reported in lieu thereof as in effect on the first business day of each month in which this Note is outstanding. Notwithstanding the foregoing, so long as a Default (as defined hereinafter) has occurred and remains uncured, interest shall accrue on the outstanding principal amount of this Note at the rate of two percent (2%) per annum in the excess of the then rate of interest. Accrued interest hereunder shall be due and payable on the occurrence of a Payment Event. The Note is attached to this Agreement as Exhibit A.

The closing of the sale of the Note will be concurrent with the execution of this Agreement, which will occur at the headquarters of ETS in Indianapolis, Indiana.

Section 2. Security for Note. Planet Beach grants to ETS a continuing security interest in all of the property, tangible and intangible, of Planet Beach, whether currently owned or hereafter acquired, which security interest will be senior to interests of all creditors of Planet Beach other than First Louisiana Business and Industrial Development Corporation, to secure the payment, performance and observance of all indebtedness, obligations, liabilities, guaranties and agreements of any kind of Planet Beach to ETS, now existing or hereafter arising, direct or indirect, acquired outright, conditionally or as collateral security from another, absolute or contingent, joint or several, secured or unsecured, due or not, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, and of all agreements, documents and instruments evidencing any of the foregoing or under which any of the foregoing may have been issued, created, assumed or guaranteed, including without limitation the Note. As a condition precedent to the purchase of the Note, Planet Beach shall deliver to ETS at or before the closing date, in form and substance satisfactory to ETS (i) an executed Security Agreement substantially in the form attached as Exhibit B hereto, and (ii) all appropriate UCC financing statements, as requested by ETS. Planet Beach will take all actions ETS may request in order to assist ETS to perfect its security interest in the assets of Planet Beach.

Section 3. Covenants. While the Note remains understanding, Planet Beach agrees to abide by each of the following covenants:

(a) Planet Beach will not pay any dividend or make any other distribution with respect to its stock without the consent of ETS. ETS shall not unreasonably withhold such consent with respect to the payment of any dividend on preferred stock issued by Planet Beach so long as Planet Beach is in compliance with all terms of this Agreement.

(b) Planet Beach will not incur indebtedness in an amount exceeding $650,000 in the aggregate.

(c) Planet Beach will not increase the aggregate compensation paid to its officers and key employees by more than 10% per year without the advance written consent of ETS.

(d) Planet Beach will not sell assets outside of the ordinary course of business.

The Note will become immediately due and payable upon the breach of any of the foregoing covenants.

Section 4. Sale of Products by ETS.

Adm. #1

(a) Actions by Planet Beach. Planet Beach agrees to purchase all tanning equipment, lamps, parts, accessories, lotions, skin and hair care products, cleaning equipment and other tanning related products (including any sunless tanning products) used or sold in salons owned or franchised by Planet Beach (collectively, "Equipment and Supplies") from ETS. Planet Beach agrees to designate, in existing and future franchise agreements with its franchisees, ETS as the exclusive supplier of Equipment and Supplies. Planet Beach will specify ETS as an exclusive supplier in all franchise disclosure documents and will deliver to potential franchisees a current price list for ETS Equipment and Supplies prior to execution of any franchise agreement. Planet Beach shall deliver to ETS copies of all current and future Planet Beach franchise disclosure documents and forms of franchise agreements. This provision will remain in effect for five years from the date of this Agreement. In addition to other available remedies, upon breach of this provision by Planet Beach, ETS shall have the right to terminate this Agreement and accelerate payment in full of the Note.

(b) Actions by ETS. ETS agrees to price Equipment and Supplies in a competitive manner. ETS will sell Equipment and Supplies at prices consistent with its chain salon pricing policies. ETS will continue to maintain reasonable service, quality control and pricing policies consistent with its historic standards.

Section 5. Confidentiality. Each of the parties to this Agreement warrants, covenants and agrees that all proprietary or confidential information disclosed to or acquired by them as a consequence of or through the execution of this Agreement concerning the products, service or business of any other party to this Agreement (the "Disclosing Party"), including formulae, operations, research, inventions, methods, acquisitions and sales, and all records, files, memoranda, reports, price lists, customer lists (including each customer's inventory, pricing, marketing and use information), plans, documents and the like, or services which would not customarily be provided to third parties in the purchasing of such goods and further excluding information generally known in the business (collectively, the "Confidential Information") is and shall remain the exclusive property of the Disclosing Party. The obligations of the parties to this Agreement with respect to the use and secrecy of the Confidential Information shall remain in full force and effect until such Confidential Information becomes generally known to, or readily ascertainable by proper means by, the public. Each of the parties to this Agreement acknowledges that the foregoing duration period is reasonable and necessary to safeguard the goodwill and proprietary interests of the Disclosing Party. In the event that this duration period is found to be overly broad or unreasonable, the parties agree that such duration period shall be severable and this Agreement binding upon the parties for a term of two years. Each of the parties to this Agreement acknowledges that compliance with the covenants in this Section 6 is necessary to protect the Disclosing Party, and that a breach of any of these covenants will result in irreparable and continuing damage to the Disclosing Party for which there will be no adequate remedy at law and each party agrees that in the event of a breach of any of said covenants, the Disclosing Party and its successors and assigns will be entitled to injunctive relief and to such other relief as is proper under the circumstances. Each party waives the securing or posting of any bond in connection with any remedy and acknowledges that the Disclosing Party shall be entitled to reasonable attorneys' fees that are incurred by the Disclosing Party from enforcing any of the provisions of this Agreement.

ETS and Planet Beach and their respective representatives agree to keep confidential the terms and existence of this Agreement.

In addition to other available remedies, upon breach of this provision by Planet Beach, ETS will have the right to terminate this Agreement and accelerate payment in full of the Note.

Section 6. Non-Solicitation. During the term of this Agreement, no party to this Agreement shall, directly or indirectly, or on behalf of another entity or in any other capacity, solicit for employment, endeavor to entice away from any other party to this Agreement, recruit, hire or otherwise interfere with the relationship of such party with any person who is employed by or otherwise engaged to perform services for such party without the prior consent of such party.

In addition to other available remedies, upon breach of this provision by Planet Beach, ETS will have the right to terminate this Agreement and accelerate payment in full of the Note.

Section 7. Termination. ETS shall have the right to terminate this Agreement upon a material breach of this Agreement by Planet Beach (the parties agree that any breach of Sections

4(a), 5 or 6 by Planet Beach is material). All obligations under this Agreement shall terminate upon payment in full of the Note; provided, however that the obligation under Section 4(a) of this Agreement shall not terminate until the tenth anniversary of this Agreement and the obligations in Sections 5 and 6 shall survive until the third anniversary of the repayment of the Note.

Section 8. Representations of Planet Beach. Planet Beach represents and warrants it is duly organized, validly existing and in good standing under the laws of all applicable jurisdictions, and further represents and warrants it is in full compliance with all applicable laws, including but not limited to all federal, state and local laws governing (i) the operation of tanning salons and (ii) franchising activities. Planet Beach represents and warrants that this Agreement and the Note have each been duly authorized by all necessary corporate action and constitute obligations of Planet Beach, each enforceable in accordance with its terms.

Section 9. Amendment. This Agreement may not be amended, modified or altered except by written instrument duly executed by all of the parties hereto.

Section 10. Notices. Any notice or other communications required to be given hereunder shall be deemed sufficiently given if delivered personally or sent by registered or certified mail, postage prepaid, in which case such notice shall be deemed to have been served five (5) days after the mailing thereof, addressed to the party at the address of such party first above written.

Section 11. Governing Law; Choice of Forum. This Agreement shall be construed, governed and enforced in accordance with the laws of the State of Indiana and shall be treated in all respects as a State of Indiana contract, without regard to the laws related to choice or conflict of laws. Planet Beach and ETS each irrevocably consent to the exclusive jurisdiction and venue of the courts of the State of Indiana and the United States District Court for the Southern District of Indiana with respect to any and all actions related to this Agreement, the Note or the Warrant or the enforcement of this Agreement, the Note or the Warrant and Planet Beach and ETS each irrevocably waive any and all objections thereto.

Section 12. Headings. The headings and section numbers herein are for convenience only, and shall not affect the construction or interpretation of any of the provisions of this Agreement.

Section 13. Non-Waiver. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder.

Section 14. Assignment. Planet Beach may not assign any of its rights and obligations under this Agreement to any third party without the prior written consent of ETS, which consent may be withheld by ETS in its sole discretion. ETS may assign this Agreement or the Note without consent of Planet Beach to any assignee which controls, is controlled by, or is under common control with ETS at the time of such assignment.

Section 15. Incorporation by Reference. All schedules, exhibits and other documents which are attached hereto and referred to in this Agreement are incorporated herein and made a part hereof by reference.

Section 16. Severability. If a court of competent jurisdiction makes a final determination that any provision of this Agreement (or any portion thereof) is invalid, illegal or unenforceable for any reason whatsoever, and all rights to appeal the determination have been exhausted or the period of time during which any appeal of the determination may be perfected has expired, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 17. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and shall be deemed to supersede all prior and contemporaneous agreements, representations, and understandings whether written or oral, and the same shall be deemed to have been merged into this Agreement.

Section 18. Execution in Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. Facsimile transmissions of the executed version of this Agreement or any counterpart thereof shall have the same force and effect as the original.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed in their respective names on the date first above written.

"ETS"
ETS, INC.

By: [signature]

Printed: TREVOR GRAY
PRESIDENT

"Planet Beach"
Planet Beach Franchising Corporation

By: [signature]

Printed: STEPHEN P. SMITH

569238 4

SECURITY AGREEMENT

THIS SECURITY AGREEMENT ("Agreement") is entered into as of the 11 day of January, 2000, by and between Planet Beach Franchising Corporation, a Louisiana corporation (the "Debtor") and ETS, Inc., an Indiana corporation (the "Secured Party").

WHEREAS, as security for the payment and performance of obligations of Debtor to Secured Party pursuant to that certain Secured Promissory Note dated of even date herewith (the "Note"), that certain Salon Financing Agreement dated of even date herewith (the "Financing Agreement"), and any other obligations of Debtor to Secured Party now existing or hereafter incurred, Debtor enters into this Agreement providing for, among other things, a security interest in favor of Secured Party in all the property, tangible and intangible, of Debtor.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

Section 1. Definitions:

1.1 Specific Definitions. The following definitions will apply:

(a) "Accounts" means all accounts, accounts receivable, contract rights, instruments, documents, chattel paper, and all obligations in any form including but not limited to those arising out of the sale or lease of goods or the rendition of services by Debtor; all guaranties, letters of credit and other security for any of the above; franchise agreements entered into by the Debtor; all merchandise returned to or reclaimed by Debtor; and all books and records (including computer programs, tapes and data processing software) evidencing an interest in or relating to the above.

(b) "Account Debtors" means Debtor's customers and all other persons obligated to Debtor on Accounts.

(c) "Equipment" means all machinery, machine tools, equipment, fixtures, office equipment, furniture, furnishings, motors, motor vehicles, tools, dies, parts, jigs, goods (including, without limitation, each of the items of equipment set forth on any schedule which is either now or in the future attached to Secured Party's copy of this Agreement), and all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto, and all supplies used or useful in connection therewith.

(d) "General Intangibles" means all general intangibles, choses in action, causes of action, obligations or indebtedness owed to Debtor from any source whatsoever, and all other intangible personal property of every kind and nature (other than Accounts) including without limitation patents, trademarks, trade names, service marks, copyrights and applications for any of the above, and goodwill, trade secrets, licenses, franchises, rights under agreements, tax refund claims, and all books and records including all computer programs, disks, tapes, printouts, customer

lists, credit files and other business and financial records, and the equipment containing any such information.

(e) "Inventory" means any and all goods, supplies, wares, merchandises and other tangible personal property, including raw materials, work in process, supplies and components, and finished goods, whether held for sale or lease, or furnished or to be furnished under any contract for service, or otherwise and also including products of and accessions to inventory, packing and shipping materials, and all documents of title, whether negotiable or non-negotiable, representing any of the foregoing.

(f) "Securities," "Investment Properties" and "Financial Assets" shall have the meanings attributed thereto in the current version of the Uniform Commercial Code.

(g) "Lien" means any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts or capital leases.

(h) "Obligations" includes the following:

(A) all indebtedness of Debtor to Secured Party, including without limitation all principal and interest due under the Note;

(B) all indebtedness of Debtor to Secured Party hereafter arising whether direct or indirect, absolute or contingent, due or to become due whether or not such indebtedness arises pursuant to the terms of any agreement, promissory note, guaranty or otherwise;

(C) the payment of all expenditures made by Secured Party to collect the Obligations, including reasonable attorneys' fees, or to preserve, protect or enforce the security interests granted herein; and

(D) the performance of all representations, warranties and covenants made by Debtor herein and in the Financing Agreement.

(i) "Uniform Commercial Code" means the Indiana Uniform Commercial Code as in effect as of the date hereof, except in the case of remedies of Secured Party, in which case it shall include the Uniform Commercial Code under which such remedies arise or which governs the exercise of such remedies.

(j) In addition to the foregoing, the definitions of the terms Accounts, Inventory, Equipment, General Intangibles and "Securities, Investment Properties" and "Financial Assets" will have the meanings attributed thereto in the Uniform Commercial Code, as such definitions may be enlarged or expanded from time to time by amendment or judicial decision.

1.2 Other Definitions. Capitalized terms not defined herein have the meanings set forth in the Financing Agreement. All other undefined terms will have the meaning given to them in the Uniform Commercial Code.

Section 2. Security:

2.1 Grant of Security Interest. To induce Secured Party to purchase the Note, and as security for all Obligations, Debtor hereby assigns to Secured Party as collateral and grants to Secured Party a continuing pledge and security interest in the following property of Debtor (the "Collateral"), whether now owned or existing or hereafter acquired or arising and regardless of where it is located:

(a) all Accounts;

(b) all Inventory;

(c) all Equipment;

(d) all General Intangibles;

(e) all proceeds and products of Collateral and all additions and accessions to, replacements of insurance or condemnation proceeds of, and documents covering Collateral, all tort or other claims against third parties arising out of damage or destruction of Collateral, all property received wholly or partly in trade or exchange for Collateral, all fixtures, all leases of Collateral and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition, of the Collateral or any interest therein; and

(f) all instruments, chattel paper, documents, securities, money, cash, letters of credit, warrants, dividends, distributions, contracts, agreements, contract rights or other property, owned by Debtor or in which Debtor has an interest, which now or hereafter are at any time in the possession or control of Secured Party or in transit by mail or carrier to or in the possession of any third party acting on behalf of Secured Party, without regard to whether Secured Party received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Secured Party had conditionally released the same, and the proceeds thereof, and all rights to payment from and all claims against Secured Party.

Secured Party acknowledges and agrees that Secured Party's security interest in the Collateral is of second priority solely to secure the Obligations under this Agreement, the Note and the Financing Agreement, subject only to the security interest of First Louisiana Business and Industrial Development Corporation.

2.2 Representations in Schedule I. The representations and warranties in Schedule I attached hereto entitled "Specific Representations" are true and correct. Except as otherwise permitted hereunder, Debtor will not change its name, transfer executive offices or maintain records with respect to Accounts at any location other than the present locations specified in that schedule.

2.3 Provisions Concerning Accounts. (a) Debtor represents and warrants that each Account reflected in Debtor's books and records is, or at the time it arises will be owned by Debtor, will be a bona fide existing obligation created via Debtor's revenue recognition policy, and will not be subject to any known deduction, offset, counterclaim, return privilege or other condition, except as reflected on Borrowees books and records delivered to Secured Party. Any allowances between Debtor and its customers will be in accordance with the usual customary practices of Debtor, as they exist at this time.

(b) Any officer, employee or agent of Secured Party will have the right, at any time or times hereafter, in the name of Secured Party or its nominee (including Debtor), to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, or otherwise. Secured Party or its designee may at any time notify Account Debtors that Accounts have been assigned to Secured Party or of Secured Party's security interest therein, and after default by Debtor hereunder collect the same directly and charge all collection costs and expenses to Debtor's account.

(c) If Debtor becomes aware that an Account Debtor disputes liability or makes any claim with respect to an Account in excess of $100,000 or that a receivership petition or petition under any chapter of the federal bankruptcy act is filed by or against an Account Debtor, or that an Account Debtor dissolves, makes an assignment for the benefit of creditors, becomes insolvent, fails or goes out of business, or that any other event occurs which adversely affects the value of any Account owed by an Account Debtor, Debtor will notify Secured Party of each such event where such event is material in nature. After default by Debtor hereunder, Debtor will not grant any discounts, credit or allowances to any Account Debtor and will not accept returns of merchandise without Secured Party's consent. After default by Debtor, Secured Party may settle disputes and claims directly with Account Debtors, and in such cases, Secured Party will credit Debtor's account with the net amounts collected from such disputed Accounts, after expenses of collection.

(d) Upon the occurrence of an Event of Default, Debtor appoints Secured Party or Secured Party's designee as its attorney-in-fact to endorse Debtor's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Secured Party's possession; to sign Debtor's name on any invoice or bill of lading relating to any Accounts or Inventory, on drafts against Account Debtors, on schedules and assignments of Accounts or Inventory, on notices of assignment and other public records, on verifications of Accounts and on notices to Account Debtors; to notify post office authorities to change the address for delivery of Debtor's mail to an address designated by Secured Party, to receive and open all mail addressed to Debtor and to retain all mail relating to Collateral and forward all other mail to Debtor, to send requests for verification of accounts to customers or Account Debtors, and to do all things necessary to carry out or enforce this Agreement. Debtor ratifies and approves all acts of Secured Party as

attorney-in-fact. Secured Party as attorney-in-fact will not be liable for any acts or omissions, or for any error of judgment or mistake of fact or law except for bad faith. This power, being coupled with an interest, is irrevocable until all Obligations have been fully satisfied; provided that Secured Party will not exercise this power until after an Event of Default.

(e) If any Accounts will arise out of a contract with the United States of America or any department, agency, subdivision or instrumentality thereof, Debtor will promptly notify Secured Party and will perfect Secured Party's Lien in such Accounts under the provisions of the Federal laws on assignment of claims.

2.4 Provisions Concerning General Intangibles. Debtor represents and warrants that Debtor owns all of the General Intangibles in which Debtor grants Secured Party a Lien, and Debtor will preserve all patents, trademarks, copyrights and the like which are necessary or useful for the conduct of its business.

2.5 Provisions Concerning Inventory. (a) Debtor represents and warrants that each item of Inventory will be valued by Debtor at the lower of cost or market on a FIFO or LIFO basis. Debtor has informed Secured Party on Schedule I of all places where Debtor maintains Inventory or has maintained Inventory at any time during the past four months, including, without limitations, facilities leased and operated by Debtor and locations neither owned nor leased by Debtor, excluding Inventory on consignment with existing dealers. Schedule 1 indicates whether the premises are those of a warehouseman or other party. No Inventory will be removed from the current locations or stored at locations other than the current locations disclosed to Secured Party on Schedule 1, except (i) for the purpose of sale in the ordinary course of Debtor's business or (ii) upon 30 days, written notice to Secured Party, to such other locations as to which all action required to perfect and protect Secured Party's lien in such Inventory has been taken. Inventory may be moved from one current location to another.

(b) Debtor will keep all Inventory in good order and condition and will maintain full, accurate and complete books and records with respect to Inventory at all times.

(c) Except during the continuance of an Event of Default, Debtor may sell Inventory in the ordinary course of its business (which does not include a transfer in full or partial satisfaction of indebtedness).

(d) If any Inventory is stored with a bailee, warehouseman or similar party at any time, Debtor so storing such Inventory will inform Secured Party of that fact and will take all steps requested by Secured Party so that Secured Party retains a first priority perfected Lien in those assets.

(e) Debtor has not purchased any of the Collateral in a bulk transfer or in a transaction which was outside the ordinary course of the seller's business, except as set forth on an exhibit attached hereto.

2.6 Provisions Concerning Equipment. (a) Debtor warrants and represents that Debtor has informed Secured Party on Schedule I of all places where any of Debtor's Equipment is located or has been located at any time during the past four months. No Equipment will be moved to any location not disclosed to Secured Party on Schedule I but Equipment may be moved from one such location to another. In addition, Debtor may move Equipment from job site to job site provided that Debtor will provide Secured Party with prior written notice if any Equipment with a book value in excess of $5,000 is to be moved to and maintained at a particular job site for a period in excess of three months.

(b) Debtor will keep and maintain the Equipment in good operating condition and repair, make all necessary replacements so that its value and operating efficiency is maintained and preserved. Debtor will immediately notify Secured Party of any loss or damage to the Collateral in excess of $5,000.

2.7 Provisions Concerning Securities, Investment Properties and Financial Assets. Debtor represents and warrants that Debtor owns all of the Securities, Investment Properties and Financial Assets. Debtor will preserve all patents, trademarks, copyrights and the like which are necessary or useful for the conduct of its business.

2.8 Liens. Debtor has good and marketable title to its respective Collateral, and the Liens granted to Secured Party in this Agreement are fully perfected Liens in the Collateral with priority over the rights of every person other than First Louisiana Business and Industrial Development Corporation. Debtor is the owner of all personal property in its possession, and all assets of Debtor are owned free, clear and unencumbered, except for the Liens of Secured Party and First Louisiana Business and Industrial Development Corporation, and except for Liens imposed by law which secure amounts not yet due and payable.

2.9 Further Assurances. (a) Debtor will execute and deliver to Secured Party at Secured Party's request financing statements, continuation statements and other documents that Secured Party may reasonably request, in form satisfactory to Secured Party, to perfect and maintain perfected Secured Party's security interest in the Collateral and to fully consummate all transactions contemplated under this Agreement. Debtor hereby irrevocably makes, constitutes and appoints Secured Party (and any of Secured Party's officers, employees or agents designated by Secured Party) as Debtor's true and lawful attorney with power to sign the name of Debtor on any such documents.

(b) If any Collateral, including proceeds, consists of a letter of credit, advice of credit, instrument, money, negotiable documents, chattel paper or similar property (collectively, "Negotiable Collateral") Debtor will, immediately upon receipt thereof, endorse and assign such Negotiable Collateral over to Secured Party and deliver actual physical possession of the Negotiable Collateral to Secured Party.

(c) Secured Party may inspect and verify Debtor's books and records at any time or times hereafter, during regular business hours, in order to verify the amount or condition of the Collateral, or any other matter relating to the Collateral or Debtor's financial condition. Debtor will promptly deliver to Secured Party copies of all books and records requested by Secured Party.

2.10 Other Amounts Deemed Loans. If Debtor fails to pay any tax, assessment, government charge or levy or to maintain insurance within the time permitted by this Agreement or the Financing Agreement, or to discharge any Lien prohibited hereby, or to comply with any other obligation, Secured Party may, but will not be required to, pay, satisfy, discharge or bond the same of the account of Debtor, and to the extent permitted by law and all monies so paid out will be secured by the Collateral.

2.11 Debtor Remains Liable. Debtor will remain liable under any contracts and agreements included in the Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, and Secured Party will not have any obligation or liability under such contracts and agreements by reason of this Agreement or otherwise.

2.12 Insurance. Debtor will insure the Collateral against loss or damage of the kinds and in the amounts customarily insured against by corporations with established reputations engaged in the same or similar business as Debtor. All such policies will (a) be issued by financially sound and reputable insurers, (b) name Secured Party as an additional insured and, where applicable, as loss payee under a lender loss payable endorsement satisfactory to Secured Party, and (c) will provide for 30 days written notice to Secured Party before such policy is altered or canceled all of which will be evidenced by a Certificate of Insurance delivered to Secured Party by Debtor on the date of execution of this Agreement.

Section 3. Events of Default and Remedies:

3.1 Events of Default. Any of the following events will be an Event of Default:

(a) to the best of Debtor's knowledge, after adequate inquiry, any representation or warranty made herein by Debtor is incorrect when made or reaffirmed; or

(b) Debtor fails to keep its assets insured as required herein or in the Financing Agreement; or

(c) Debtor fails to observe or perform any covenant, condition or agreement herein and the failure or inability of Debtor to cure such default within 30 days of the occurrence thereof, provided that such 30-day grace period will not apply to (i) a breach of any covenant which in Secured Party's good faith judgment is incapable of cure, (ii) any failure to maintain insurance or permit inspection of the Collateral or of the books and records of Debtor, or (iii) any breach of any covenant which has already occurred; or

(d) an Event of Default occurs under the Financing Agreement, the Note or any document or agreement evidencing or securing the Obligations.

3.2 Remedies. If any Event of Default will occur and be continuing, in addition to the remedies provided in the Financing Agreement:

(a) Secured Party may resort to the rights and remedies of a secured party under the Uniform Commercial Code including the right to enter any premises of Debtor, with or without legal process and take possession of the Collateral and remove it and any records pertaining thereto and/or remain on such premises and use it for the purpose of collecting, preparing and disposing of the Collateral;

(b) Secured Party may ship, reclaim, recover, store, finish, maintain and repair the Collateral, and may sell the Collateral at public or private sale, and Debtor will be credited with the net proceeds of such sale only when they are actually received by Secured Party and any requirement of reasonable notice of any disposition of the Collateral will be satisfied if such notice is sent to Debtor 10 days prior to such disposition;

(c) Debtor will upon request of Secured Party assemble the Collateral and any records pertaining thereto and make them available at a place designated by Secured Party; or

(d) Secured Party may use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, tradestyle, copyright, patent right, trade secret or technical process used or utilized by Debtor.

3.3 No Remedy Exclusive. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy given under this Agreement or the Financing Agreement or now or hereafter existing at law or in equity or by statute.

Section 4. Miscellaneous Provisions:

4.1 Miscellaneous. No delay or omission to exercise any right will impair any such right or be a waiver thereof, and a waiver on one occasion will be limited to that particular occasion. This Agreement may be amended only in writing signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts. If any part of this Agreement is held invalid, the remainder of this Agreement will not be affected thereby.

4.2 Binding Effect. This Agreement will be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, Debtor may not assign any of its rights or delegate any of its obligations hereunder. Secured Party (and any subsequent assignee) may transfer and assign this Agreement.

4.3 Subsidiaries. If Debtor has any subsidiaries at any time during the term of this Agreement, the term "Debtor" in each representation, warranty and covenant herein will mean "Debtor and each subsidiary individually and in the aggregate," and Debtor will cause each subsidiary to be in compliance therewith.

4.4 Financing Statement. Debtor hereby authorizes Secured Party to file a copy of this Agreement as a Financing Statement under the Uniform Commercial Code with appropriate county and state government authorities necessary to perfect the Secured Party's security interest in the Collateral as set forth herein.

4.5 Notices. Any notices under or pursuant to this agreement will be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, to the addresses then provided for in the Notices section of the Financing Agreement.

4.6 Governing Law; Jurisdiction. This Agreement will be governed by the domestic laws of the State of Indiana. Debtor agrees that the state and federal courts in Marion County, Indiana or any other court in which Secured Party initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding will be effective if mailed to Debtor at its address described in the Notices section of the Financing Agreement. SECURED PARTY AND DEBTOR HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.7 Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. Facsimile transmissions of the executed version of this Agreement or any counterpart thereof shall have the same force and effect as the original.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Debtor and Secured Party have executed this Security Agreement by their duly authorized officers as of the date first above written.

PLANET BEACH FRANCHISING CORPORATION

By: [signature]
STEPHEN P. SMITH
Its: PRESIDENT

ETS, INC.

By: ______________________

Its: ______________________

STATE OF LA)
) SS:
~~COUNTY~~ Parish OF Jefferson)

Subscribed to and sworn before me, a Notary Public, in and for the said County and State, by Stephen Smith, the president of Planet Beach Franchising Corporation, a Louisiana corporation, this 13 day of January, 2000.

[signature]
Signature

RAIMOND Landry
Printed Notary Public

My Commission Expires: at death

~~County~~ Parish of Residence: Jefferson

IN WITNESS WHEREOF, Debtor and Secured Party have executed this Security Agreement by their duly authorized officers as of the date first above written.

PLANET BEACH FRANCHISING CORPORATION

By: [signature]
STEPHEN P. SMITH
Its: PRESIDENT

ETS, INC.

By: [signature]
Its: PRESIDENT

STATE OF ______________)
) SS:
COUNTY OF ______________)

Subscribed to and sworn before me, a Notary Public, in and for the said County and State, by ______________________________, the ______________ of Planet Beach Franchising Corporation, a Louisiana corporation, this _____ day of ______________, 2000.

____
Signature

____
Printed Notary Public

My Commission Expires: ______________

County of Residence: ______________

STATE OF Indiana)
) SS:
COUNTY OF Marion)

Subscribed to and sworn before me, a Notary Public, in and for the said County and State, by Trevor Gray, the President of ETS, Inc., an Indiana corporation, this 13th day of January, 2000.

Susan K. Higgins
Signature

Susan K. Higgins
Printed Notary Public

My Commission Expires:

April 23, 2001

County of Residence:

Johnson

576906.1

SCHEDULE I

SPECIFIC REPRESENTATIONS

1. The exact legal name of Debtor is: Planet Beach Franchising Corporation.

2. If Debtor has changed its name since it was incorporated, its past legal names were: NA.

3. Debtor uses in its business and owns the following trade names: "Planet Beach".

4. Debtor was incorporated on Sept. 26, 1996, under the laws of the State of LA, and is in good standing under those laws.

5. Debtor is qualified to transact business in the following states: NA.

6. Debtor has its chief executive office and principal place of business at 3910 General DeGaulle Drive, New Orleans LA 70114. Debtor maintains all of its records with respect to its Accounts at that address.

7. Debtor also has places of business at NA.

8. No inventory, equipment or fixtures owned by Debtor are located at any other place, nor were they located at any other place within the past four months other than the locations noted in #7 above.

GD
(initial)

9. In the past five years Debtor has never maintained its chief executive office or principal place of business or records with respect to accounts, nor owned personal property, at any locations except those set forth above and except NA.

10. The following entities (a) have been merged into Debtor, (b) have sold substantially all of their assets to Debtor outside the ordinary course of their business since Debtor was incorporated: NA.

11. Debtor owns the following numbers of motor vehicles:

___ autos; ___ trucks; ___ tractors; 1 trailers.

12. Debtor is not the owner or licensee of any registered patents, trademarks or copyrights except "Planet Beach".

13. Debtor does not have any subsidiaries, or own stock in any other corporations, or own an interest in any partnerships or joint ventures, except Solarware Software, 2 Franchise Salons.

14. Debtor is not the owner of any life insurance policies except 3 $250,000 Key Man.

15. If Debtor is incorporated in NA (state other than Louisiana) or qualified to do business there, its registered agent and registered office there as listed on the corporate records of the secretary of state of such state are: NA

___.

gm (initial)

EXHIBIT A
TO
UCC-1 FINANCING STATEMENT

DEBTOR:
Planet Beach Franchising Corporation
3910 General DeGaulle Drive
New Orleans, Louisiana 70114

SECURED PARTY:
ETS, Inc.
6270 Corporate Drive
Indianapolis, Indiana 46278

This UCC-I Financing Statement covers the following property of Debtor whether now owned or existing or hereafter acquired or arising regardless of where it is located (collectively referred to herein as the"Collateral):

(a) all accounts, accounts receivable, contract rights, instruments, documents, chattel paper, and all obligations in any form including but not limited to those arising out of the sale or lease of goods or the rendition of services by Debtor, all guaranties, letters of credit and other security for any of the above; franchise agreements entered into by the Debtor; all merchandise returned to or reclaimed by Debtor; and all books and records (including computer programs, tapes and data processing software) evidencing an interest in or relating to the above.

(b) all equipment, machinery, machine tools, fixtures, office equipment, furniture, furnishings, motors, motor vehicles, tools, dies, parts, jigs, goods (including, without limitation, each of the items of equipment set forth on any schedule which is either now or in the future attached to Secured Party's copy of this Agreement), and all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto, and all supplies used or useful in connection therewith.

(c) all general intangibles, choses in action, causes of action, obligations or indebtedness owed to Debtor from any source whatsoever, and all other intangible personal property of every kind and nature (other than Accounts) including without limitation patents, trademarks, trade names, service marks, copyrights and applications for any of the above, and goodwill, trade secrets, licenses, franchises, rights under agreements, tax refund claims, and all books and records including all computer programs, disks, tapes, printouts, customer lists, credit files and other business and financial records, and the equipment containing any such information.

(d) all inventory, goods, supplies, wares, merchandises and other tangible personal property, including raw materials, work in process, supplies and components, and finished goods, whether held for sale or lease, or furnished or to be furnished under any contract for service, and also including products of and accessions to inventory, packing and shipping materials, and all documents of title, whether negotiable or non-negotiable, representing any of the foregoing.

(e) "Securities," "Investment Properties" and "Financial Assets" shall have the meanings attributed thereto in the current version of the Indiana Uniform Commercial Code.

(f) all proceeds and products of the Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering Collateral, all tort or other claims against third parties arising out of damage or destruction of Collateral, all property received wholly or partly in trade or exchange for Collateral, all fixtures, all leases of Collateral and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition, of the Collateral or any interest therein.

(g) all instruments, chattel paper, documents, securities, money, cash, letters of credit, warrants, dividends, distributions, contracts, agreements, contract rights or other property, owned by Debtor or in which Debtor has an interest, including but not limited to, those which now are or at any time hereafter will be in the possession or control of Secured Party or in transit by mail or carrier to or in the possession of any third party acting on behalf of Secured Party, without regard to whether Secured Party received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Secured Party had conditionally released the same, and the proceeds thereof, and all rights to payment from and all claims against Secured Party.

This FINANCING STATEMENT is presented for filing pursuant to Chapter 9 of the Louisiana Commercial laws

1A. DEBTOR (LAST NAME, FIRST, MIDDLE - IF AN INDIVIDUAL)
Planet Beach Franchising Corporation

1B. SS# OR EMPLOYER I.D. NO.
72-134-3492

1C. MAILING ADDRESS
3910 General DeGaulle Drive, New Orleans, LA 70114

2A. ADDITIONAL DEBTOR (IF ANY) (LAST NAME, FIRST, MIDDLE - IF AN INDIVIDUAL)

2B. SS# OR EMPLOYER I.D. NO.

2C. MAILING ADDRESS

3A. ADDITIONAL DEBTOR OR DEBTOR'S TRADE NAMES OR STYLES (IF ANY)
Planet Beach℠

3B. SS# OR EMPLOYER I.D. NO.

3C. MAILING ADDRESS
same as above

SECURED PARTY INFORMATION

4A. SECURED PARTY
ETS, Inc.

4B. SS# OR EMPLOYER I.D. NO.
36-344-9215

4C. MAILING ADDRESS
6270 Corporate Drive, Indianapolis, IN 46278

5A. ASSIGNEE OF SECURED PARTY (IF ANY)

5B. SS# OR EMPLOYER I.D. NO.

5C. MAILING ADDRESS

PROPERTY INFORMATION

6A. This FINANCING STATEMENT covers the following types or items of property:

All of the property described on Exhibit A attached hereto

INSTR. No. 36 - 145129
MORTGAGE OFFICE
PARISH OF ORLEANS

6B. [X] Products of collateral are also covered.

7A. Check if applicable and attach legal description of real property:

- [ ] Fixture filing under R.S. 10:9-313
- [ ] Minerals or the like (including oil and gas) or accounts subject to R.S. 10:9-103(5) will be financed at the wellhead or minehead of the well or mine.
- [ ] The debtor(s) do not have an interest of record in the real property. (Enter name and social security/employer i.d. number of an owner of record in 7B and 7C).

7B. OWNER OF REAL PROPERTY (If other than named debtor) (Enter name and social security/employer i.d. # of an owner of record)

7C. SS# /EMPLOYER I.D. NO.

8A. This statement is filed without the debtor's signature to perfect a security interest in collateral (check [ ] if so:)

- [ ] already subject to a security interest in another jurisdiction when it was brought into this state or debtor's location changed to this state
- [ ] which is proceeds of the original collateral described above in which a security interest was perfected.
- [ ] as to which the filing has lapsed.
- [ ] acquired after a change of debtor's name, identity or corporate structure AND social security/employer i.d.#

8B. [ ] Debtor is a Transmitting Utility. Filing is effective until terminated pursuant to R.S. 10:9-403(6).

9. SIGNATURE(S) OF DEBTOR(S)
Planet Beach Franchising Corporation
By: [signature]

10. SIGNATURE(S) OF SECURED PARTY(IES) (if applicable)

12. THIS SPACE FOR USE OF FILING OFFICER (DATE, TIME, ENTRY # AND FILING OFFICER)

UCC DEPARTMENT
RECORDER OF MORTGAGES
PARISH OF ORLEANS
2000 JAN 19 A 10: 08

11. Return copy to:

NAME / ADDRESS / CITY, STATE / ZIP CODE:
Peggy J. Naile, Esq.
Ice Miller Donadio & Ryan
One American Square, Box 82001
Indianapolis, IN 46282-0002

13. Number of additional sheets presented

LOUISIANA APPROVED FORM UCC - 1, SECRETARY OF STATE W. FOX McKEITHEN (REV. 1-92)

(2) FILING OFFICER COPY - ACKNOWLEDGMENT